UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250 Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Completion of Term by Dr. Jacques S. Gansler

Effective on April 23, 2014, Dr. Jacques S. Gansler completed his current term as a director of TTM Technologies, Inc. (the “Company”). As previously announced, Dr. Gansler agreed that, due to his other commitments, it was not appropriate that he be nominated for another term as a Class II director. The Company’s board of directors intends to fill the resulting vacancy as soon as the board identifies a qualified candidate willing to serve in this capacity.

Entry into 2014 Incentive Compensation Plan

On April 23, 2014, the stockholders of the Company approved the new 2014 Incentive Compensation Plan (the “2014 Plan”). The 2014 Plan will be used to provide stock-based incentive compensation to our eligible employees, directors, and independent contractors. The 2014 Plan is intended to help us recruit, reward, motivate, and retain talented personnel, to align the interests of management and the stockholders and to create long-term stockholder value.

Key terms of the 2014 Plan include the following:

•	The 2014 Plan permits the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards, and performance awards that may be settled in cash, stock, or other property.

•	We will transfer any available share reserves under the 2006 Incentive Compensation Plan (the “2006 Plan”) to the 2014 Plan as of the date of stockholder approval of the 2014 Plan so that they may be available for future grants under the 2014 Plan. Under the 2014 Plan, the total number of shares reserved and available for delivery under the 2014 Plan at any time during the term of the 2014 Plan will be equal to 4,000,000, plus any shares of our common stock still available for delivery under the 2006 Plan immediately prior to the effective date of the 2014 Plan.

•	The Company will no longer make grants under its 2006 Plan, which is being terminated and replaced by the 2014 Plan.

•	The 2014 Plan explicitly prohibits repricing of options without stockholder approval.

•	The 2014 Plan will permit the qualification of awards under the 2014 Plan (payable in either stock, cash or any combination thereof) as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	The 2014 Plan is administered by the compensation committee of our board of directors, provided, however, that except as otherwise provided in the 2014 Plan, the independent members of our board of directors may elect to exercise any power or authority granted to the compensation committee under the 2014 Plan.

This summary is qualified in its entirety by reference to the complete text of the 2014 Plan. You are urged to read the description of the 2014 Plan in our proxy statement for our 2014 annual meeting and the text of the 2014 Plan, which is set forth as Annex I in such proxy statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our 2014 annual meeting of stockholders on April 23, 2014. The final results of the voting for the four proposals submitted to stockholders at the annual meeting are set forth below. Each of the items below is more fully described in our definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2014.

Proposal 1 - Election of Directors

Each of the following nominees for director was elected to serve a three-year term expiring at our 2017 annual meeting of stockholders based on the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kenton K. Alder	59,224,147	7,968,896	7,316,372
Philip G. Franklin	65,218,935	1,974,031	7,316,449

Proposal 2 – Approval of 2014 Incentive Compensation Plan

The TTM Technologies, Inc. 2014 Incentive Compensation Plan was approved based on the following vote:

Votes For:	64,359,221
Votes Against:	2,792,575
Abstain:	42,871
Broker Non-Votes:	7,314,748

Proposal 3 – Advisory Vote on Compensation of Named Executive Officers

The compensation of our named executive officers was approved on an advisory basis based on the following vote:

Votes For:	63,867,034
Votes Against:	3,170,207
Abstain:	157,426
Broker Non-Votes:	7,314,748

Proposal 4 - Ratification of Selection of Independent Registered Public Accounting Firm

KPMG LLP was ratified as our independent registered public accounting firm for the fiscal year ending December 29, 2014 based on the following vote:

Votes For:	74,314,921
Votes Against:	164,490
Abstain:	30,004
Broker Non-Votes:	0

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2014	TTM TECHNOLOGIES, INC.

	By:	/s/ Todd B. Schull
Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary